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                               RIGHTS TO PURCHASE
                           SHARES OF COMMON STOCK OF
                        PENN TREATY AMERICAN CORPORATION
                      INITIALLY OFFERED PURSUANT TO RIGHTS
                  DISTRIBUTED TO SHAREHOLDERS AND NOTEHOLDERS

To Our Clients:

    Enclosed for your consideration are a Prospectus Supplement, dated April 25, 2001, to the Prospectus dated November 15, 2001 (the "Prospectus Supplement"), and the Instructions as to Use of Rights Certificates (the "Instructions") relating to the offering (the "Rights Offering") of up to 12,083,000 shares of common stock, $.10 par value per share, (the "Common Stock") of Penn Treaty American Corporation (the "Company") at a price of $2.40 per share (the "Subscription Price") pursuant to transferable subscription rights ("Rights") initially distributed to holders of record of Common Stock and holders of record of 6 1/4% convertible subordinated notes due 2003 (the "Notes") at the close of business on April 20, 2001 (the "Record Date").

    As described in the accompanying Prospectus Supplement, holders of Common Stock will receive 1.1 Rights for each share of Common Stock carried by us in your account as of the Record Date and holders of Notes will receive 1.1 Rights for each share of Common Stock you would have owned as of the Record Date had the Notes been converted into Common Stock on the Record Date. Rights will entitle you to subscribe for and purchase from the Company one share of Common Stock at the Subscription Price (the "Basic Subscription Privilege"). If you exercise your Basic Subscription Privilege in full, you will also have the right to subscribe, at the Subscription Price, for additional shares (the "Oversubscription Privilege") available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Remaining Shares"), subject to proration and reduction as described in the Prospectus Supplement. If the number of Remaining Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Remaining Shares will be allocated pro rata (subject to the elimination of fractional Remaining Shares) among those Rights Holders exercising the Oversubscription Privilege based on the respective number of shares purchased by such Rights Holders pursuant to the Basic Subscription Privilege.

    Rights are transferable, and Rights Holders that wish to sell their Rights may do so. The Rights are expected to trade on the New York Stock Exchange until the close of business on the last trading day prior to the date of the Expiration Date (as defined below). There can be no assurance, however, that a trading market in the Rights will develop.

    The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock or Notes carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to exercise Rights to subscribe for any shares or attempt to sell any Rights to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement and Instructions.

    Your instructions to us should be forwarded as promptly as possible to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Time, on May 25, 2001, unless extended by the Company (as it may be extended, the "Expiration Date"). Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

    If you wish to have us, on your behalf, exercise Rights to purchase any shares to which you are entitled or attempt to sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

    IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS SUPPLEMENT, WE WILL NOT EXERCISE, TRANSFER OR SELL YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE.

                                          Very truly yours
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                        PENN TREATY AMERICAN CORPORATION
                       INSTRUCTIONS TO RECORD DATE HOLDER

    The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock pursuant to the exercise of Rights.

    This will instruct you whether to exercise or attempt to sell Rights to purchase shares of Common Stock distributed with respect to the Common Stock and/or Notes held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus Supplement and the related Instructions as to the Use of Rights Certificates.

    1.  [  ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

    2. [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

           Basic Subscription Right: __________X $2.40 = $______(a)

           Oversubscription Right: __________ X $2.40 = $______(b)

               Total Payment Required ((a) + (b)) $______(c)

       [  ] Payment in the following amount is enclosed: $______(d)

       [ ] Please deduct payment from the following account maintained by you as follows:

                --------------------------                      --------------------------
                Type of Account                                 Account No.

           Amount to be deducted: $______(e)

    3.  [  ] Please attempt to SELL __________ RIGHTS.

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                signature(s)

Please type or print name(s) below

-------------------------------------------         Date _________, 2001

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